ASSOCIATED BANC-CORP 3Q 2014 EARNINGS PRESENTATION OCTOBER 16, 2014 Exhibit 99.2

FORWARD-LOOKING STATEMENTS
Important note regarding forward-looking statements:
Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe”, “expect”,
“anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions. Forward-
looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

2014 THIRD QUARTER HIGHLIGHTS

Loan Growth and Credit Quality Drive Strong Results
•
Average loans of $17.1 billion were up $495 million; up 3% from the second quarter
–
Total average commercial loans grew $235 million from the second quarter
–
Average residential mortgage loans grew $231 million from the second quarter
•
Net interest income of $173 million was up $4 million, or 2% from the second quarter
–
Interest on loans was up $5 million, or 4% from the second quarter
•
Net interest margin of 3.06%, down 2 bps from the second quarter
•
Provision for credit loss of $1 million, down $4 million from the second quarter
•
Quarterly dividend of $0.09 / common share, or 29% of third quarter earnings
•
Repurchased 5 million shares of common stock during the third quarter
•
Capital ratios remain strong and above Basel III targets
•
Noninterest income of $75 million was up $3 million compared to the second quarter
•
Noninterest expense of $172 million was up 2% compared to the second quarter
–
$2 million of expense related fall marketing campaign
• Net income available to common shareholders of $49 million or $0.31 per share
• Pretax income of $75 million was up $7 million, or 10% from the second quarter
• Return on Tier 1 Common Equity of 10.4% for the third quarter
Net Interest Income
&
Net Interest Margin
Noninterest Income
&
Expenses
Capital
Balance Sheet
Net Income
&
ROT1CE

LOAN PORTFOLIO COMPOSITION 3 3Q 2014 Average Net Loan Change (+$495 mln) Loan Mix – 3Q 2014 (Average) Average Quarterly Loans ($ in billions) $13.4 $14.9 $15.7 $16.6 $17.1

COMMERCIAL LINE UTILIZATION TRENDS

Line utilization increased in Commercial & Business Lending
Change from 2Q 14
Commercial Real
Estate (including
construction)
- 320 bps
Commercial  &
Business Lending
+ 170 bps

GROWING NET INTEREST INCOME WHILE MARGIN COMPRESSES 5 Yield on Interest-earning Assets Cost of Interest-bearing Liabilities Net Interest Income & Net Interest Margin

NONINTEREST INCOME TRENDS
($ IN MILLIONS)

1
– Core Fee-based Revenue = Trust service fees plus Service charges on deposit accounts plus Card-based and other nondeposit fees plus Insurance commissions plus Brokerage and annuity commissions.  This is a non-GAAP measure.  Please refer to press release tables for more information.
2
– Other Noninterest Income = Total Noninterest Income minus Core Fee-based Revenue.

NONINTEREST EXPENSE TRENDS
($ IN MILLIONS)

1
– Efficiency ratio = Noninterest expense, excluding amortization of intangibles, divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset gains, net.  This is a non-GAAP financial measure. Please refer to the appendix for a reconciliation of this.
2
– FTE = Average Full Time Equivalent Employees
3
– Technology Spend = Technology and Equipment expenses
4
– Other Non-Personnel Spend = Total Noninterest Expense less Personnel and Technology spend

CREDIT QUALITY INDICATORS ($ IN MILLIONS) 8

APPENDIX 9 * * * * * * * * *

RECONCILIATION AND DEFINITIONS OF
NON-GAAP ITEMS

3Q 2013 4Q 2013 1Q 2014 2Q 2014 3Q 2014
Efficiency Ratio Reconciliation:
Efficiency ratio (1) 71.45% 73.70% 70.41% 69.70% 69.44%
Taxable equivalent adjustment (1.50) (1.49) (1.35) (1.32) (1.36)
Asset gains, net 0.59 0.80          0.22 0.26 1.36
Other intangible amortization (0.44) (0.42) (0.42) (0.41) (0.40)
Efficiency ratio, fully taxable equivalent (1) 70.10% 72.59% 68.86% 68.23% 69.04%
(1) Efficiency ratio is defined by the Federal Reserve guidance as noninterest expense divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net.  Efficiency ratio, fully taxable equivalent, is noninterest expense, excluding other intangible amortization, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net and asset gains / losses, net.  This efficiency ratio is presented on a taxable equivalent basis, which adjusts net interest income for the tax-favored status of certain loans and investment securities.  Management believes this measure to be the preferred industry measurement of net interest income as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and it excludes certain specific revenue items (such as investment securities gains / losses, net and asset gains / losses, net).